UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 13, 2014

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2014, GeoMet, Inc. (the “Company”) and its wholly-owned subsidiaries, GeoMet Operating Company, Inc. and GeoMet Gathering Company, LLC (collectively as a group, the “Sellers”), entered into an asset purchase agreement (the “Purchase Agreement”) to sell substantially all of the Sellers’ coalbed methane interests and other assets (collectively, the “Assets”) located in the Appalachian Basin in McDowell, Harrison, Wyoming, Raleigh, Barbour and Taylor Counties, West Virginia and Buchanan County, Virginia (the “Asset Sale”), which comprise substantially all of the Sellers’ remaining assets, to ARP Mountaineer Productions, LLC, a Delaware limited liability company (“ARP Mountaineer”) and a wholly-owned subsidiary of Atlas Resource Partners, L.P., a Delaware limited partnership (“Atlas”), for a purchase price of $107 million, subject to various purchase price adjustments.  Atlas has provided an irrevocable guaranty of ARP Mountaineer’s performance of its obligations under the Purchase Agreement.  The effective date of the Asset Sale is January 1, 2014, and it is expected to close in the second quarter of 2014 subject to the satisfaction of certain closing conditions, which includes obtaining the approval of the Company stockholders.

The Purchase Agreement contains customary representations and warranties of the parties and covenants of the Sellers. The Purchase Agreement also provides for the parties to indemnify each other with respect to certain matters, subject to certain limitations on time and amount.

The Purchase Agreement includes certain termination rights, including, among others, the right of (i) ARP Mountaineer to terminate if the Company board of directors makes a change in recommendation regarding the Asset Sale, (ii) the Company to terminate if the Company board of directors elects to pursue a superior proposal, or (iii) either ARP Mountaineer or the Company to terminate if the Company stockholders do not approve the Asset Sale. Under certain circumstances, the termination of the Purchase Agreement will result in the payment of a termination fee to ARP Mountaineer.

The final net proceeds will be reduced after accounting for the cash flows from the effective date to the closing date. The Company plans to use the cash proceeds to liquidate all of its outstanding liabilities, including repaying the outstanding balance under its credit agreement.  The Company expects the proceeds from the Asset Sale to exceed the Company’s liabilities and any such excess amount shall be used to make severance, retention and change of control payments to certain employees and members of the Company’s management and for normal working capital and operating expense purposes as the Company continues to evaluate strategic alternatives.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Approval of the Asset Sale will be submitted to the Company’s stockholders for their consideration, and the Company will file a definitive proxy statement to be used to solicit stockholder approval of the transaction with the Securities Exchange Commission (the “SEC”). The Company’s stockholders are urged to read the definitive proxy statement regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the definitive proxy statement, as well as other filings with the SEC containing information about the

Company and the transaction may be obtained, when available, at the SEC’s website at www.sec.gov.  Copies of the definitive proxy statement may also be obtained, when available, without charge, by directing a request to GeoMet, Inc., Investor Relations, 909 Fannin St., Suite 1850, Houston, Texas 77010 or at the Company’s Investor Relations page on its corporate website at www.geometinc.com. The Company, its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the approval of the transaction.

SECTION 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On February 14, 2014, the Company issued a press release announcing that it had entered into the Purchase Agreement.  The foregoing description of the press release is qualified in its entirety by reference to the full text of the press release, a copy of which is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SECTION 8 — Other Events

Item 8.01.  Other Events.

In connection with the execution of the Purchase Agreement, certain stockholders of the Company entered into a Voting Agreement for the benefit of ARP Mountaineer and Atlas (the “Voting Agreement”). The stockholders that are party to the Voting Agreement own approximately 48.9% of the common stock voting power of the Company in the aggregate (including common stock held by holders of preferred stock on an as-converted to common stock basis) and approximately 59.6% of the preferred stock voting power of the Company in the aggregate. The Voting Agreement generally requires that the stockholders party to it vote all of their shares of the Company’s common stock and preferred stock, as applicable, in favor of the Asset Sale and against alternative transactions, and generally prohibits them from transferring their shares. The Voting Agreement automatically terminates upon the earliest to occur of (i) the termination of the Purchase Agreement, (ii) a change of recommendation by the Company’s board of directors and (iii) the closing of the transactions contemplated by the Purchase Agreement.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

2.1

Asset Purchase Agreement by and among GeoMet, Inc., GeoMet Operating Company, Inc., and GeoMet Gathering Company, LLC, as Sellers, and ARP Mountaineer Production, LLC, as Buyer, and, for the sole purpose of Section 7.21 of the Purchase Agreement, Atlas Resource Partners, L.P., dated February 13, 2014. The exhibits and schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted exhibits and schedules will be furnished to the U.S. Securities and Exchange Commission upon request.

99.1	Press release dated February 14, 2014.

99.2	Voting Agreement by and among ARP Mountaineer Production, LLC, Atlas Resource Partners, L.P. and certain of the stockholders of GeoMet, Inc., dated February 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)
Dated: February 18, 2014	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer,
Chief Accounting Officer and Controller

Exhibit Index

Exhibit Number	Title of Document

2.1

Asset Purchase Agreement by and among GeoMet, Inc., GeoMet Operating Company, Inc., and GeoMet Gathering Company, LLC, as Sellers, and ARP Mountaineer Production, LLC, as Buyer, and, for the sole purpose of Section 7.21 to the Purchase Agreement, Atlas Resource Partners, L.P., dated February 13, 2014. The exhibits and schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted exhibits and schedules will be furnished to the U.S. Securities and Exchange Commission upon request.

99.1	Press release dated February 14, 2014.

99.2	Voting Agreement by and among ARP Mountaineer Production, LLC, Atlas Resource Partners, L.P. and certain of the stockholders of GeoMet, Inc., dated February 13, 2014.